UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025 (April 11, 2025)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

Citrin Cooperman & Company, LLP (“Citrin”), has informed Belpointe PREP, LLC (“Belpointe PREP,” “we,” “us,” “our,” or the “Company”) of a strategic shift in its focus toward issuer engagement in industries outside of Belpointe PREP’s core business sector. As a result, on April 11, 2025, Citrin notified us of its decision to decline to stand for re-election as our independent registered public accounting firm effective immediately.

Citrin’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and through the effective date of Citrin’s resignation, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) (each a “disagreement”) between the Company and Citrin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Citrin’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for the applicable year, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions) (each a “reportable event”).

We provided Citrin with a copy of the disclosures in this Current Report on Form 8-K (this “Current Report”) and requested that Citrin furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Citrin agrees with the disclosures made herein. A copy of Citrin’s letter, dated April 17, 2025, is filed as Exhibit 16.1 to this Current Report.

Following a competitive process, on April 17, 2025, the Audit Committee of the Board of Directors of Belpointe PREP approved the appointment of CohnReznick LLP (“CohnReznick”) as our new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal ended December 31, 2024 and 2023, and through April 17, 2025, neither we, nor anyone on our behalf, consulted CohnReznick regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that CohnReznick concluded was an important factor that should be considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a disagreement or a reportable event.

We provided CohnReznick with a copy of the disclosures in this Current Report and requested that CohnReznick furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not CohnReznick agrees with the disclosures made herein. A copy of CohnReznick’s letter, dated April 17, 2025, is filed as Exhibit 16.2 to this Current Report.

Item 9.01 Exhibits

Exhibit Number	Description
16.1	Letter of Citrin Cooperman & Company, LLP, dated April 17, 2025.
16.2	Letter of CohnReznick LLP, dated as April 17, 2025.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer